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                                                                     EXHIBIT  23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Capsure Holdings Corp. and Subsidiaries on Form S-8 (File No. 33-87048) of our report dated February 24, 1995, on our audits of the consolidated financial statements and financial statement schedules of Capsure Holdings Corp. and Subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.
Chicago, Illinois
March 29, 1995